                                  EXHIBIT 99.8

                 AMENDMENT AND CONFIRMATION OF BORROWER SECURITY
                              AND PLEDGE AGREEMENT

     Amendment and Confirmation of Borrower Security and Pledge Agreement (this "CONFIRMATION") dated as of October 15th, 1998, by and between the Estate of Bob J. Magness ("DEBTOR") and Bankers Trust Company ("Bank").

                                 R E C I T A L S

     A. Debtor executed and delivered to Bank a Borrower Security and Pledge Agreement dated February 9, 1998 (the "Pledge Agreement") pursuant to which Debtor granted a lien on and security interest in the Collateral (as defined therein) to secure the Obligations (as defined therein). The Obligations include those owed by Debtor to Bank under a Secured Promissory Note dated February 9, 1998 (as it may be amended or extended from time to time, the "Note").

         B. Debtor has requested, among other things, that Bank increase the maximum principal sum which may be borrowed under the Note from $80,000,000 to $300,000,000, such increase to be evidenced by an Allonge, First Amendment to Note of even date herewith (the "Allonge").

         C. The Pledge Agreement provides that the Obligations include those due under any amendment to the Note and that the Collateral includes, among other things, "all cash, securities, shares, certificates, notes, instruments, rights, receivables and all other property of Debtor now or hereafter in the possession, custody or control of Bank" including those credited to account number 280335 at Bank and those described on Schedule B to the Pledge Agreement. However, as a condition to Bank's agreement to increase the principal amount of the Note and to make certain other modifications as set forth in the Allonge, Bank desires that Debtor, among other things, confirm and ratify the pledge to Bank of certain securities being delivered to Bank on or about the date hereof and more particularly described in Schedule A hereto and that Debtor also confirm that the Pledge Agreement secures the Note as modified by the Allonge.

     NOW, THEREFORE, in order to induce Bank to increase the principal sum available under the Note, and to agree to the other modifications set forth in the Allonge, Debtor agrees as follows:

     1. GRANT. As security for the Obligations (including as increased pursuant to the Allonge), Debtor hereby ratifies and confirms, and. hereby restates, Debtor's assignment, pledge and grant to Bank of a continuing security interest in and lien upon all right, title and interest of Debtor in and to the Collateral which shall include, without limitation, the securities described on SCHEDULE A hereto, all as set forth in the Pledge Agreement as amended hereby.

     2. COLLATERAL MAINTENANCE. The Collateral Maintenance Requirements set forth in SCHEDULE C to the Pledge Agreement are hereby amended so that Debtor shall be required to pledge additional collateral or repay Obligations if at any time the Obligations as a percentage of market value of the Collateral are greater than 60%. Accordingly, the figure "65%" appearing in the third line of paragraph 1 of said SCHEDULE C is hereby deemed deleted and substituted therefor is the figure "60%". In addition, for clarity sake, the word "Loan" appearing in the 5th line of said paragraph is deemed deleted and substituted therefor is the word "Obligations". Finally, for a release of Collateral to occur under paragraph 2 of said SCHEDULE C, the Collateral Maintenance Requirement to be satisfied thereunder is the requirement that the Obligations as a percentage of market value of the Collateral shall be not greater than 50% after giving effect to any such release.

     3. CERTAIN TERMS. The reference to "$80,000,000" in the preface to the Pledge Agreement is hereby deemed to be "$300,000,000"; the Obligations shall include all obligations due to Bank under the Allonge; the Collateral shall include, without limitation, the collateral described in SCHEDULE A hereto; and the term Note shall mean the Note as modified by the Allonge and as it may be further modified or extended.

     4. REPRESENTATIONS AND WARRANTIES. All terms, provisions, representations and warranties set forth in the Pledge Agreement are true and correct as of the date hereof and shall apply to, and are true and correct with respect to, the Collateral described on SCHEDULE A hereto including the representations of Borrower set forth in clauses (e) and (f) of Paragraph 2 of the Pledge Agreement.

     5. NO DEFAULT OR OFFSET. Debtor represents and warrants to Bank that there is currently no default or Event of Default (as defined in the Note) under the Note or the Pledge Agreement. Debtor acknowledges and agrees that there are no offsets, defenses, crossclaims or counterclaims to the Obligations, and to the extent any such offset, defense, crossclaim or counterclaim exists, same are hereby irrevocably waived.

     6. RATIFICATION. Except as amended hereby, all of the terms and provisions of the Pledge Agreement are hereby ratified and confirmed.

     IN WITNESS WHEREOF, Pledgor and Bank have executed this Confirmation as of the day and year first above written.

                                              DEBTOR:

                                              Estate of Bob J. Magness

BANKERS TRUST COMPANY

                                         By:  /s/ KIM MAGNESS
                                             ----------------------------------
By: -----------------------------            Kim Magness, as successor personal
     Name:                                   representative
     Title:

                                          By: /s/ GARY MAGNESS
                                             ----------------------------------
                                              Gary Magness, as successor
                                              personal representative

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )

         On the _____ day of October, 1998, before me personally came KIM MAGNESS, to me known to be the individual who executed the foregoing instrument and, who, being duly sworn by me did depose and say that he is the successor personal representative of the Estate of Bob J. Magness and that he executed the foregoing instrument in the name of the Estate of Bob J. Magness and that he had the authority to sign the same, and acknowledge that he executed the same as the act and deed of that Estate.


---------------------------------------------------
Notary Public
Name:

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )

     On the _____ day of October, 1998, before me personally came GARY MAGNESS, to me known to be the individual who executed the foregoing instrument and, who, being duly sworn by me did depose and say that he is the successor personal representative of the Estate of Bob J. Magness and that he executed the foregoing instrument in the name of the Estate of Bob J. Magness and that he had the authority to sign the same, and acknowledge that he executed the same as the act and deed of that Estate.


---------------------------------------------------
Notary Public
Name:

                                   SCHEDULE A

                          AMENDMENT AND CONFIRMATION OF
                     BORROWER SECURITY AND PLEDGE AGREEMENT


---------------------------------------------------------------------------------------------------------------------
                                   NAME OF SERIES                                       CERTIFICATE       NO. OF
                                                                                            NO.           SHARES
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6627         154,200
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6646         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6647         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6648         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6649         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6650         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6651         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6652         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6653         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6654         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6655         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6656         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6657         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6658         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6659         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6660         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6661         500,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6662         250,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6663         250,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6664         250,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6665         250,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6666         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6667         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6668         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6669         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6670         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6671         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6672         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6673         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6674         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6675         100,000
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B TCI Group Common Stock                                  TB6676         17,145
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B Liberty Media Group Common Stock                        LB0917        3,818,231
---------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series B Liberty Media Group Common Stock                        LB0630         914,062
---------------------------------------------------------------------------------------------------------------------